 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 23, 2008

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101,Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Compensatory Arrangements for Certain Officers

Effective January 1, 2009 the Company amended its Second Amended and Restated Loan and Security Agreement with Bank of America, N.A., as Agent, dated October 24, 2008 (hereinafter, the “Second Amended Agreement” or “Facility”).  The First Amendment to Second Amended and Restated Loan and Security Agreement substituted a revised pricing grid to replace the existing pricing grid in the Second Amended Agreement, and substituted new definitions for “Base Rate,” “Federal Funds Rate,” and “Prime Rate” for the terms as defined in the agreement.  The new pricing grid decreased the applicable margin for Base Rate Revolver and Term Loans by .50%.  The definition of Base Rate was amended to provide that Base Rate will now be the greater of the Prime Rate, the Federal Funds Rate or the LIBOR rate plus 1%.  Additional technical amendments were also included in the First Amendment.

A copy of the First Amendment to the Second Amended and Restated Loan and Security Agreement is attached as Exhibit 4.1 to this Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

(4.1)

First Amendment to Second Amended and Restated Loan and Security Agreement dated December 23, 2008, effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer